U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2014 (June 26, 2014)

EMERITUS CORPORATION

(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices) (Zip Code)

(206) 298-2909

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The purpose of this Current Report on Form 8-K is to update the joint proxy statement/prospectus (the “joint proxy statement/prospectus”) included in the Registration Statement on Form S-4, file No. 333-196201 (the “Registration Statement”), filed by Brookdale Senior Living Inc., a Delaware corporation (“Brookdale”), with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on June 5, 2014, and the joint proxy statement/prospectus filed by Emeritus Corporation, a Washington corporation (“Emeritus”) with the SEC on June 5, 2014, in each case concerning the Agreement and Plan of Merger, dated as of February 20, 2014 (the “Merger Agreement”), by and among Brookdale, Emeritus, and Broadway Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Brookdale (“Merger Sub”). The joint proxy statement/prospectus was first mailed to the respective shareholders of Brookdale and Emeritus on or about June 9, 2014.

As disclosed in the joint proxy statement/prospectus, following the announcement of the execution the Merger Agreement, three purported class action lawsuits relating to the Merger Agreement were filed on behalf of Emeritus shareholders in the Superior Court of King County, Washington against Emeritus, members of the Emeritus board of directors, Brookdale and Merger Sub (the “Defendants”), which lawsuits were subsequently consolidated into a single action captioned In re Emeritus Corp. Shareholder Litigation, No. 14-2-06385-7 SEA (the “Washington Action”).

On June 26, 2014, the Defendants entered into a memorandum of understanding (the “Memorandum of Understanding”) with respect to a proposed settlement of the Washington Action, pursuant to which the parties have agreed, among other things, that Brookdale and Emeritus will make certain supplemental disclosures related to the proposed merger, all of which are set forth in the supplemental disclosures below. The supplemental disclosures to the joint proxy statement/prospectus should be read in conjunction with the joint proxy statement/prospectus, which should be read in its entirety. The information contained in this Current Report is incorporated by reference into the Registration Statement and the joint proxy statement/prospectus included therein.

The settlement will not affect the timing of the respective special meetings of Emeritus and Brookdale, which are each scheduled to be held on July 10, 2014, or the amount of the consideration to be paid to Emeritus shareholders in connection with the proposed merger. The settlement is not, and should not be construed as, an admission of wrongdoing or liability by any of the Defendants. The Defendants believe that no further disclosure is required to supplement the joint proxy statement/prospectus under applicable laws; however, to avoid the risk that the Washington Action may delay or otherwise adversely affect the consummation of the proposed merger and to minimize the expense of defending such action, the Defendants have agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed merger, all of which are set forth below. Nothing in this Current Report or any settlement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. The parties have agreed to use their collective best efforts to obtain final approval of the settlement and the dismissal of the Washington Action with prejudice. Subject to completion of certain confirmatory discovery by counsel to the plaintiffs, the Memorandum of Understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to Emeritus’ shareholders. As explained in the Memorandum of Understanding, if the settlement is finally approved by the Washington court, the parties anticipate that it will resolve and release all claims in all actions pursuant to terms that will be disclosed to Emeritus shareholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel in the Washington Action will file a petition in the Washington court for an award of attorneys’ fees and expenses to be paid by Emeritus or its successor. Emeritus or its successor will pay or cause to be paid any attorneys’ fees and expenses awarded by the Washington court. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Washington court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the Memorandum of Understanding may be terminated.

SUPPLEMENTAL DISCLOSURES

We are making the following supplemental disclosures to the joint proxy statement/prospectus in connection with the proposed settlement of In re Emeritus Corp. Shareholder Litigation, No. 14-2-06385-7 SEA pending in the Superior Court of King County, Washington. The parties have entered into a memorandum of understanding to settle the lawsuit pending in the Superior Court of King County. Pursuant to the proposed settlement, we have agreed to provide the additional information set forth below. This supplemental information should be read in conjunction with the joint proxy statement/prospectus, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the joint proxy statement/prospectus, and all page references refer to pages of the joint proxy statement/prospectus.

The following disclosure supplements and restates the second and third paragraphs on page 36 under the heading “Background of the Merger”.

During the first half of 2013, Emeritus engaged in discussions with potential strategic partners and contemplated various strategic opportunities, including the monetization of its real estate assets, acquiring other senior housing assets, business combinations and expansion of services. As part of this process, Emeritus asked Wells Fargo Securities to serve as its financial advisor. Wells Fargo Securities was retained because of its reputation, credentials and experience with transactions of the nature contemplated by Emeritus. With the assistance of Wells Fargo Securities and Perkins Coie, the Emeritus Board discussed various potential alternatives in light of recent transactions in the senior housing industry and Emeritus’ operations and strategic plan, including the potential various strategic opportunities discussed above.

In late June 2013, a business partner of Emeritus, referred to herein as Company A, had discussions with Emeritus management and indicated that it intended to propose an acquisition of Emeritus’ real estate assets. The discussions were a part of ongoing periodic discussions between Emeritus and Company A in the normal course of their business interaction and explorations of various strategic opportunities described above. At a June 25, 2013 Emeritus Board meeting at which management discussed Company A’s intended proposal, the Emeritus Board formed a transaction committee, referred to herein as the Transaction Committee, comprised of directors H.R. Brereton Barlow, Stanley Baty and Stuart Koenig. The Transaction Committee was formed to facilitate communications with, and to provide feedback to, management in connection with developments relating to, and evaluation of, potential strategic transactions. The Emeritus Board concluded that the variety of potential strategic transactions combined with the structuring complexities and impact on long-term interests of shareholders merited Board involvement and participation in the process and that a committee that could respond quickly to potential alternatives and structures would best accomplish appropriate oversight and provide timely input to management at this stage. The Emeritus Board retained the authority to approve any transaction.

The following disclosure supplements and restates the first paragraph on page 37 under the heading “Background of the Merger”.

On August 14, 2013, the Transaction Committee met to discuss the Company A Real Estate Proposal with Emeritus’ management and legal and financial advisors. The proposal indicated that Company A was only interested in acquiring Emeritus’ owned real estate, but would assist in facilitating the simultaneous sale of Emeritus’ operating business to one or more third parties. The Transaction Committee discussed the Company A Real Estate Proposal as well as other potential strategic alternatives, such as marketing Emeritus in its entirety as well as a separation of its real estate assets and operating business. The Transaction Committee reviewed with Wells Fargo Securities a number of potential buyers for the operating company, as well as Emeritus in its entirety, and engaged in considerable discussion on the merits of each, which discussion included, among other factors, whether each potential buyer had the capital resources and/or access to capital, industry expertise and other capabilities to timely execute a transaction with Emeritus and their likely level of interest. The Transaction Committee then directed management, with the assistance of Wells Fargo Securities, to develop a list based on those factors of potential buyers that were believed to be likely interested in and capable of pursuing a value-enhancing transaction with Emeritus and to thereafter contact such potential buyers on a confidential basis in order to assess their interest in Emeritus.

The following disclosure is to be added after the first sentence of the third paragraph on page 37 under the heading “Background of the Merger”.

Based on Emeritus’ prior discussions with parties that might be potential acquirers, the responses received by Emeritus from the parties it contacted, and the attractiveness of a potential combination with either Company B or Brookdale, the Transaction Committee did not recommend contacting additional parties.

The following disclosure supplements and restates the second sentence of the fourth paragraph on page 37 under the heading “Background of the Merger”.

The Emeritus Board considered, among other things, (i) the potential value to Emeritus and its shareholders of the Company A Real Estate Proposal or a similar transaction with other business partners, in light of the attendant contractual and structural complexities and complex consent requirements, (ii) the benefits and risks of such a transaction in contrast to a transaction for Emeritus as a whole, (iii) the challenges to executing such a transaction, including obtaining necessary third-party consents, (iv) the fact that none of the potential buyers contacted by Emeritus had expressed sufficient interest in a transaction for the operating business, and (v) the viability and value implications of a spin-off of the operating business.

The following disclosure supplements and restates the third paragraph on page 38 under the heading “Background of the Merger”.

On October 17, 2013, the Emeritus Board reviewed, with the assistance of Emeritus’ management and legal advisors and Wells Fargo Securities, the status and possible terms of a strategic transaction with Brookdale or Company B and the Joint Real Estate Proposal. Wells Fargo Securities discussed and the Emeritus Board considered financial aspects of the possible transactions. With respect to the Joint Real Estate Proposal, the Emeritus Board considered, among other things, the potential benefits of such transaction compared to the challenges and risks presented by such a four-party transaction, including those challenges and risks identified with respect to the Company A Real Estate Proposal. Following such discussion, the Emeritus Board authorized management to continue discussions with Brookdale and Company B, the only companies to express an interest in acquiring all of Emeritus. The Board concluded that further negotiation with Company A and Company C would most likely not result in an acceptable agreement due to the complexities and other challenges of structuring a transaction among parties with many competing and conflicting interests. On October 18, 2013, Emeritus management communicated to Company A that the Emeritus Board had determined not to pursue the Joint Real Estate Proposal.

The following disclosure supplements and restates the first sentence of the fifth paragraph on page 38 under the heading “Background of the Merger”.

On October 25, 2013, Emeritus received an indication of interest from Company B proposing a transaction in which Emeritus shareholders would receive Company B stock representing 54% of the combined company and a $6.25 per share cash dividend payable to Emeritus shareholders.

The following disclosure is to be added after the first sentence of the third paragraph on page 39 under the heading “Background of the Merger”.

Emeritus proposed $29.00 per share in an effort to increase Company B’s proposal above the amount Company B had indicated it was willing to pay for Emeritus.

The following disclosure supplements and restates the seventh paragraph on page 39 under the heading “Background of the Merger”.

Following the December 19, 2013 meeting of the Emeritus Board, Emeritus informed Brookdale that the Emeritus Board had decided not to proceed with the Brookdale proposal, in response to which, on December 20, 2013, Brookdale provided Emeritus with a revised indication of interest in pursuing an all-stock transaction with an implied value of $26.00 or more per share of Emeritus common stock.

The following disclosure supplements and restates the third paragraph on page 40 under the heading “Background of the Merger”.

On December 22, 2013, the Emeritus Board considered and discussed at length, with the assistance of Emeritus’ management and legal and financial advisors, the terms of the offers received from Company B and Brookdale. Wells Fargo Securities discussed with the Emeritus Board financial aspects of each offer. The financial aspects of the offers reflected various merger-related synergies that were discussed by the respective management teams of Emeritus, Brookdale, and Company B. After full discussion and considering all of the advantages and disadvantages of both offers, the Emeritus Board determined that moving forward with a transaction with Brookdale would be in the best interests of Emeritus’ shareholders. The Emeritus Board considered, among other things:

•	the potential value to Emeritus shareholders of expected synergies resulting from the transactions contemplated by the offers and that the assumptions underlying many of the possible Company B synergies were, in the view of Emeritus’ management, speculative and less reliable than many of the possible synergies arising from a transaction with Brookdale;
•	the risks to Company B’s future revenues, including those arising from possible pressure from changing public payment policies, such as Medicare and other government reimbursement programs;
•	expected market reaction to a transaction with Brookdale and Company B, including a potential increase in Brookdale’s stock price as a result of the transaction and the potential post-transaction market multiples of each company (based on the Emeritus Board’s assessment of market factors, such as the investment objectives of each company’s shareholders);
•	the overall long-term value proposition to Emeritus shareholders of a combination with Brookdale compared to the transaction contemplated by Company B;
•	the potential risks associated with the transaction contemplated by Company B, such as the ability of Company B to obtain third party consents; and
•	the other factors more fully described below under “—Rationale for the Merger” and “—Emeritus Board of Directors’ Recommendation and Its Reasons for the Merger” beginning on pages 44 and 48, respectively.

The Emeritus Board authorized management to negotiate a transaction with Brookdale on an exclusive basis through January 23, 2014.

The following disclosure supplements and restates the third sentence of the sixth paragraph on page 42 under the heading “Background of the Merger”.

The Emeritus Board decided that Emeritus should continue to negotiate with Brookdale and not re-engage with Company B because in its view the long-term value of the Brookdale transaction exceeded the long-term value of the Company B transaction and re-engaging Company B, which had not conducted significant due diligence or sought critical third-party consents, would jeopardize the Brookdale transaction. The Emeritus Board also authorized management to extend the exclusivity period with Brookdale to a date not later than February 18, 2014.

The following disclosure is to be added after the first sentence of the seventh paragraph on page 42 under the heading “Background of the Merger”.

At this time, Brookdale indicated that it would require an arrangement with Mr. Cobb relating to his providing consulting services to Brookdale following the completion of the proposed transaction.

The following disclosure amends and restates the eighth paragraph on page 42 under the heading “Background of the Merger”.

During the following 10 days, Emeritus’ and Brookdale’s legal advisors exchanged successive drafts of the merger agreement, the Emeritus and Brookdale disclosure letters and the voting agreement. In addition, on February 15, Brookdale sent to Emeritus an initial draft of a proposed letter agreement to be entered into with Mr. Cobb.

The following disclosure supplements and restates the fourth paragraph on page 78 under the heading “Opinions of Emeritus’ Financial Advisors—Opinion of Wells Fargo Securities, LLC—Discounted Cash Flow Analyses”.

Wells Fargo Securities performed discounted cash flow analyses of Emeritus and Brookdale to calculate a range of implied present values of the standalone unlevered, after-tax free cash flows that each of Emeritus and Brookdale was forecasted to generate during the fiscal years ending December 31, 2014 through December 31, 2017 based on each of Emeritus’ and Brookdale’s fiscal year 2017 estimated unlevered, after-tax free cash flows utilizing internal estimates of the respective managements of Emeritus and Brookdale. For purposes of such analyses, unlevered, after-tax free cash flows were calculated (i) for Emeritus, as tax-adjusted earnings before interest and taxes (“EBIT”), plus depreciation and amortization (on a GAAP basis), less capital expenditures, less changes in net working capital, less other cash and non-cash items and (ii) for Brookdale, as tax-adjusted EBIT, plus depreciation and amortization (on a GAAP basis), less capital expenditures, less increase in property from lease purchase options, less changes in net working capital, less other cash and non-cash items. Wells Fargo Securities derived implied terminal values for each of Emeritus and Brookdale by applying to the respective estimated EBITDA of Emeritus and Brookdale for the fiscal year ending December 31, 2017 a range of terminal value EBITDA multiples of 12.0x to 13.0x. Present values (as of December 31, 2013) of the cash flows and terminal values were then calculated using discount rates of 10.50% to 11.50% for Emeritus and 10.10% to 11.10% for Brookdale derived from a weighted average cost of capital calculation. For purposes of these analyses, Wells Fargo Securities took into account, among other things, stock-based compensation as a cash expense and the estimated present value of potential tax savings (in the amount of approximately $35 million in the case of Emeritus and approximately $117 million in the case of Brookdale) anticipated by the respective managements of Emeritus and Brookdale to result from the utilization of net operating loss carryforwards, referred to as NOLs. Based on internal forecasts and estimates of the managements of Emeritus and Brookdale, potential tax savings from the utilization of NOLs were assumed to be fully utilized, with respect to Emeritus, in calendar year 2015 (in the case of unrestricted NOLs) and calendar year 2021 (in the case of restricted NOLs) and, with respect to Brookdale, in calendar year 2017 (in the case of unrestricted NOLs) and calendar year 2020 (in the case of restricted NOLs). These analyses indicated approximate implied per share equity value reference ranges for Emeritus common stock of $22.00 to $32.25 and for Brookdale common stock of $25.00 to $30.00.

The following disclosure supplements and restates the third bulleted paragraph on page 79 under the heading “Opinions of Emeritus’ Financial Advisors—Opinion of Wells Fargo Securities, LLC—Other Information”.

•	the potential pro forma financial impact of the Merger on calendar year 2014 (as if the Merger closed on December 31, 2013) and calendar year 2015 estimated CFFO per share relative to Emeritus on a standalone basis and on Brookdale based on public filings, and internal forecasts and other estimates of the respective managements, of Emeritus and Brookdale after giving effect to, among other things, estimated synergies anticipated by such managements to result from the Merger, which indicated, based on the Exchange Ratio and the closing price of Brookdale common stock of $29.91 per share on February 19, 2014, that the Merger could be accretive relative to Emeritus’ standalone calendar years 2014 and 2015 estimated CFFO per share by approximately 13.4% and 1.2%, respectively, and accretive to Brookdale’s calendar years 2014 and 2015 estimated CFFO per share by approximately 0.3% and 7.6%, respectively. Actual results achieved by the combined company may vary from forecasted results and the variations may be material.

The following disclosure supplements and restates the third, fourth and fifth paragraphs on page 84 under the heading “Opinions of Emeritus’ Financial Advisors—Opinion of Moelis & Company LLC—Discounted Cash Flow Analysis”.

Moelis performed discounted cash flow (“DCF”) analyses of both Emeritus and Brookdale to calculate the present value of the estimated future unlevered free cash flows projected to be generated by Emeritus (which, for purposes of this analysis and based upon Emeritus’ financial forecasts provided to Moelis, Moelis calculated as Emeritus’ projected EBIT less taxes at 35.0%, plus depreciation and amortization, plus amortization of above/below market rent, plus deferred straight line rent, less increases in net working capital, less capital expenditures) and Brookdale (which, for purposes of this analysis and based upon Brookdale’s financial forecasts provided to Moelis, Moelis calculated as Brookdale’s projected EBIT less taxes at 35.0%, plus depreciation and amortization, plus straight line rent, plus amortization of deferred gain, less increases in net working capital, less capital expenditures), respectively. For purposes of calculating unlevered free cash flows, stock based compensation was treated as a cash expense.

Emeritus. In the case of Emeritus, Moelis utilized a range of discount rates of 9.00% to 10.00% derived from Emeritus’ weighted average cost of capital to calculate estimated present values of (i) (a) Emeritus’ estimated after-tax unlevered free cash flows for the periods ending December 31, 2014, 2015, 2016 and 2017, and (b) Emeritus’ net operating loss assets until fully utilized based on net operating loss balances provided by Emeritus, and assuming the maximum allowable use of net operating losses under U.S. tax law, and (ii) estimated terminal values derived by applying a range of multiples of 11.5x to 12.5x to Emeritus’ Adjusted EBITDA. This analysis indicated a range of $25.30 to $36.22, and with a net present value of the net operating loss assets of $0.76 to $0.77, which Moelis added to the DCF range, an implied per share reference range for Emeritus of approximately $26.05 to $36.99 and an implied perpetuity growth rate range of 3.8% to 5.2%.

Brookdale. In the case of Brookdale, Moelis utilized a range of discount rates of 8.50% to 9.50% derived from Brookdale’s weighted average cost of capital to calculate estimated present values of (i) (a) Brookdale’s estimated after-tax unlevered free cash flows for the periods ending December 31, 2014, 2015, 2016 and 2017, and (b) Brookdale’s net operating loss assets until fully utilized based on net operating loss balances provided by Brookdale management and approved for use by Emeritus and assuming the maximum allowable use of net operating losses under U.S. tax law, and (ii) estimated terminal values derived by applying a range of multiples of 11.5x to 12.5x to Brookdale’s Adjusted EBITDA. This analysis indicated a range of $27.56 to $33.22, and with a net present value of the net operating loss assets of $1.01 to $1.03, which Moelis added to the DCF range, an implied per share reference range for Brookdale of approximately $28.57 to $34.25 and an implied perpetuity growth rate range of 5.3% to 6.5%.

The following disclosure is to be added after the third bulleted paragraph on page 85 under the heading “Opinions of Emeritus’ Financial Advisors—Opinion of Moelis & Company LLC—Contribution Analysis and Other Information”.

•	the estimated present value of the Expected Synergies (accounting for expected costs to achieve such synergies) furnished to Moelis by Emeritus implied by applying a range of discount rates of 8.5% to 10.00% derived from Emeritus’ and Brookdale’s weighted average cost of capital and a range of growth rates of 2.0% to 3.0%, which reflected a range of present values for such Expected Synergies of $386 million to $577 million.

The following disclosure is added after the last sentence of the first paragraph on page 89 under the heading “Unaudited Financial Forecasts—Revised Emeritus Forecasts (Unaudited)”.

Since fiscal 2013 was undergoing year-end adjustments, Emeritus estimated long-term debt, less current portion, of $1.5 billion and capital lease and financial obligations, less current portion, of $2.5 billion, in each case as of December 31, 2013.

The following disclosure is added after the last sentence of the second paragraph on page 91 under the heading “Unaudited Financial Forecasts—Brookdale Financial Forecasts (Unaudited)”.

Since fiscal 2013 was undergoing year-end adjustments, the Brookdale Forecasts included GAAP estimates of $2.4 billion of long-term debt, less current portion, $30 million of line of credit and $202 million of current portion of long-term debt, in each case as of December 31, 2013.

Forward Looking Statements

Certain items in this Form 8-K (including statements with respect to the proposed merger) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan” or other similar words or expressions. Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk associated with the current global economic situation and its impact upon capital markets and liquidity; changes in governmental reimbursement programs; our inability to extend (or refinance) debt (including our credit and letter of credit facilities) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our determination from time to time to purchase any shares under the repurchase program; our ability to fund any repurchases; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; the risk that we may not be able to expand, redevelop and reposition our communities in accordance with our plans; our ability to complete acquisitions and integrate them into our operations; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; early terminations or non-renewal of management agreements; increased competition for skilled personnel; increased union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; risks relating to the proposed merger, including in respect of the satisfaction of closing conditions to the proposed merger, unanticipated difficulties and/or expenditures relating to the proposed merger; the risk that regulatory approvals required for the proposed merger are not obtained or are obtained subject to conditions that are not anticipated; uncertainties as to the timing of the proposed merger; litigation relating to the proposed merger; the impact of the proposed merger on each company’s relationships with residents, employees and third parties; and the inability to obtain, or delays in obtaining, cost savings and synergies from the proposed merger; as well as other risks detailed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

In connection with the proposed merger, Brookdale has filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement of Brookdale and Emeritus that also constitutes a prospectus of Brookdale, as well as other relevant documents concerning the proposed merger. The Registration Statement was declared effective by the SEC on June 5, 2014. Emeritus and Brookdale first mailed the joint proxy statement/prospectus to their respective stockholders on or about June 9, 2014. STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. A free copy of the joint proxy statement/prospectus and other filings containing information about Brookdale and Emeritus may be obtained at the SEC’s Internet site (http://www.sec.gov). You are also able to obtain these documents, free of charge, from Brookdale at www.brookdale.com under the heading “About Brookdale / Investor Relations” or from Emeritus at www.emeritus.com under the heading “Investor Relations.”

Brookdale and Emeritus and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Brookdale’s and Emeritus’ stockholders in connection with the proposed merger. Information about the directors and executive officers of Brookdale and their ownership of Brookdale Common Stock is set forth in the Brookdale’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on June 6, 2014. Information about the directors and executive officers of Emeritus and their ownership of Emeritus Common Stock is set forth in Emeritus’ Annual Report on Form 10-K/A, as filed with the SEC on April 30, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the proposed merger may be obtained by reading the joint proxy statement regarding the proposed merger. Free copies of this document may be obtained as described in the preceding paragraph. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

June 27, 2014	EMERITUS CORPORATION

	By:	/s/ Robert C. Bateman
Robert C. Bateman, Executive Vice President—
Finance and Chief Financial Officer